Exhibit 99.2

First Quarter 2015 Financial Review and Analysis (preliminary, unaudited) Supplemental Presentation Materials Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year. April 29, 2015

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of economic conditions on underlying demand for our products and foreign currency fluctuations; (2) competitors' actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2014 Form 10-K, filed on February 25, 2015 with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-2 through A-4 to news release dated April 29, 2015). Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year. Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales. Adjusted tax rate refers to the anticipated full-year GAAP tax rate adjusted for certain events. Adjusted income from continuing operations refers to reported income from continuing operations adjusted for tax-effected restructuring costs and other items. Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items. Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs). This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com.

First Quarter Overview Earnings above company’s expectations Sales up approx. 3% on organic basis, with solid growth in PSM and strong sequential improvement in RBIS Operating margin, as reported, improved 80 basis points due to productivity initiatives, higher volume, and improved product mix, partially offset by higher employee-related costs and increased restructuring charges Adjusted operating margin improved 130 basis points Reported EPS of $0.77, up approx. 5% Adjusted EPS (non-GAAP) of $0.81, up approx. 25% Solid free cash flow and continued strong balance sheet Free cash flow of negative $16 mil., an improvement of $139 mil. Over half of the increase driven by working capital improvement, due in part to expected benefit from year-end timing of customer/vendor payments Repurchased 0.6 mil. shares for $34 mil. and paid $32 mil. in dividends Raised quarterly cash dividend 6% to $0.37 per share in April Raising 2015 Adjusted EPS guidance in line with Q1 outperformance vs. company expectations Additional productivity expected to offset incremental negative impact from movements in currency through the end of Q1

1Q14 2Q14 3Q14 4Q14 1Q15 Organic Sales Change 4.9% 4.0% 3.2% 0.5% 3.0% Currency Translation (1.2)% 0.1% 0.4% (3.7)% (7.2)% Extra week -- -- -- ~4.5% ~3.0% Reported Sales Change* 3.4% 4.1% 3.6% 1.3% (1.4)% Sales Trend Analysis * Totals may not sum due to rounding and other factors.

Segment Sales and Margin Analysis 1Q15 Reported Organic Sales Growth: Pressure-sensitive Materials (2)% 4% Retail Branding and Information Solutions 0% 2% Vancive Medical Technologies 2% 11% Total Company (1)% 3% Adjusted As Reported (Non-GAAP) 1Q15 1Q14 1Q15 1Q14 Operating Margin: Pressure-sensitive Materials 11.0% 9.8% 11.5% 9.9% Retail Branding and Information Solutions 4.9% 4.3% 6.4% 5.8% Vancive Medical Technologies (10.9)% (13.8)% (5.2)% (13.8)% Total Company 7.5% 6.7% 8.4% 7.1%

First Quarter Segment Overview PRESSURE-SENSITIVE MATERIALS (PSM) Reported sales of $1.12 bil., down 2% Sales up approx. 4% on organic basis Label and Packaging Materials sales up low-single digits on organic basis Combined sales of Graphics and Performance Tapes up mid-single digits on organic basis Operating margin improved 120 basis points to 11.0% as the benefit of favorable product mix and higher volume, combined with productivity, more than offset higher employee-related costs and increased restructuring charges Adjusted operating margin improved 160 basis points RETAIL BRANDING AND INFORMATION SOLUTIONS (RBIS) Reported sales of $388 mil., roughly even with prior year Sales up approx. 2% on organic basis Operating margin improved 60 basis points to 4.9% as the benefit of productivity initiatives and higher volume more than offset higher employee-related costs Adjusted operating margin improved 60 basis points

2015 EPS Guidance

	Previous	Updated
Reported EPS	\$2.95 - \$3.15	\$2.85 - \$3.05
Add Back:		
Estimated restructuring costs and other items	~\$0.25	~\$0.40
Adjusted EPS (non-GAAP)	\$3.20 - \$3.40	\$3.25 - \$3.45

Contributing Factors to 2015 Results

- At current rates, reported net sales down 5.5% to 6.5%
  - Organic sales growth of 3% to 4% *(adjusted for 2014 benefit from extra week of sales)*
  - Loss of extra week represents approx. 1% reduction to reported net sales
  - Based on recent rates, currency translation represents:
    - ~8.5% reduction to reported net sales (vs. previous assumption of ~6.5%)
    - ~\$50 mil. reduction to EBIT and ~\$0.35 reduction to EPS (vs. previous assumption of ~\$35 mil. and ~\$0.25)
- Incremental restructuring savings of \$70+ mil. (vs. previous assumption of ~\$60 mil.)
- Tax rate in the low to mid-thirty percent range
- Avg. shares outstanding (assuming dilution) of ~91 mil.
- Capital expenditures (including IT) of ~\$175 mil. and cash restructuring costs of ~\$50 mil. (vs. previous assumption of ~\$35 mil.)

8 | First Quarter 2015 Financial Review and Analysis | April 29, 2015

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